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                                                                    EXHIBIT 10.9

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease ("First Amendment") is entered into as of _______________ by and between Callahan-Pentz Properties, McCarthy Four, a California general partnership ("Landlord") and Storage Dimensions, Inc., a California corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into a Lease Agreement dated October 8, 1993, for the premises located at 1656 McCarthy Boulevard, Milpitas, consisting of approximately eighty thousand sixty (80,060) square feet (collectively, the "Premises").

         B. Tenant desires to exercise their option to extend the lease for three (3) years, commencing December 7, 1995.

                                    AGREEMENT

         Now, therefore in consideration of their mutual covenants and other valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. Lease Term: Paragraph 4 of the Lease shall be amended to extend the term of the Lease for a period of three (3) years, commencing December 7, 1995 and expiring December 6, 1998.

         2. Rent: Paragraph 5 of the Lease shall be amended by adding the following:

                  Commencing December 7, 1995, the Net Monthly Rent shall be paid pursuant to the provisions of the Lease in the amount of Fifty-Eight Thousand Two Hundred and no/100ths Dollars ($58,200.00) per month.

Except as set forth in this First Amendment the Lease is unmodified and in full force and effect.

LANDLORD                             TENANT

Callahan-Pentz Properties,           Storage Dimensions, Inc.,
McCarthy Four, a California          a California corporation
general partnership

By:   /s/GEORGE B. PENTZ             By: /s/ ROBERT E. BYLIN
   ---------------------------          ----------------------------------------
      George B. Pentz                        Robert E. Bylin
Its:  Managing General Partner       Its:    Senior Vice President of Operations
                                             & Finance/Chief Financial Officer